                                                                    EXHIBIT 11.1




                      MOLECULAR DYNAMICS, INC. AND SUBSIDIARIES

                   STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                        (in thousands, except per share data)


                                                         THREE MONTHS                   SIX MONTHS
                                                             ENDED                         ENDED
                                                            JUNE 30,                      JUNE 30,
                                                      1997           1996           1997           1996
                                                      ----           ----           ----           ----
Net income                                         $  1,532        $   630       $  2,592        $   917
                                                   --------        -------       --------        -------

Weighted average shares outstanding:
     Common stock                                    10,144         10,105         10,048         10,113
     Common stock equivalents - options               1,075            576          1,096            574
                                                   --------        -------       --------        -------
                                                     11,219         10,681         11,144         10,687
                                                   --------        -------       --------        -------

Earnings per share                                 $   0.14        $  0.06       $   0.23        $  0.09
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

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